UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2017

CNL HEALTHCARE PROPERTIES II, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-206017	47-4524619
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue, Orlando, FL	32801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 650-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Dealer Manager Agreement

On March 20, 2017, we and CNL Securities Corp., our dealer manager (the “Dealer Manager”), entered into an Amended and Restated Dealer Manager Agreement, which amends and restates the dealer manager agreement dated March 2, 2016 between the Company and the Dealer Manager. The Amended and Restated Dealer Manager Agreement reduces the sales commissions, dealer manager fees and ongoing annual distribution and stockholder servicing fees payable to the Dealer Manager and participating broker-dealers in connection with the sale of Class A, Class T or Class I shares, as applicable, in the primary portion of our ongoing offering as follows:

Class A Shares

For Class A shares sold in the primary offering, we will pay the Dealer Manager a maximum combined selling commission and dealer manager fee of 8.5% of the sale price for each Class A share. The maximum selling commission is 6.0% of the sale price and the maximum dealer manager fee is 2.5% of the sale price.

Class T Shares

For Class T shares sold in the primary offering, we will pay the Dealer Manager a maximum combined selling commission and dealer manager fee of 4.75%. Within this limit, the Dealer Manager may elect the respective amounts of the selling commission and dealer manager fee, provided that the selling commission shall not exceed 3.0% of the gross proceeds from the completed sale of such Class T shares sold in the primary offering.

Class T and Class I Shares

For Class T and Class I Shares sold in the primary offering, the Company will cease paying the annual distribution and stockholder servicing fee of 1.00% and 0.50%, respectively, if the total underwriting compensation, comprised of the dealer manager fees, selling commissions, and annual distribution and stockholder servicing fees, payable to broker-dealers in connection with the sale of Class T and Class I shares in the primary offering exceeds 8.5% of the gross offering price of such Class T or Class I shares, respectively.

Prior to the Amended and Restated Dealer Manager Agreement, the maximum selling commission and dealer manager fee were 7.0% and 2.75%, respectively, of the sale price for each Class A share sold in the primary offering, and the maximum amount of selling commissions, dealer manager fees and annual distribution and stockholder servicing fees payable in connection with Class T and Class I shares sold in the primary offering was 9.75% of the gross offering price of such Class T or Class I shares, respectively, purchased in the primary offering.

In all other respects, the terms of the Amended and Restated Dealer Manager Agreement remain unchanged. A copy of the Amended and Restated Dealer Manager Agreement has been filed as Exhibit 1.01 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.01	Amended and Restated Dealer Manager Agreement, including Form of Participating Broker Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNL Healthcare Properties II, Inc.
March 24, 2017

	By:	/s/ Kevin R. Maddron
Kevin R. Maddron
Chief Operating Officer, Chief Financial Officer and Treasurer